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Exhibit (10)(C) to the 1997 Sierra Pacific Power Company Form 10-K



April 29,1997

Mr. Stan Waters
Manager, Wholesale Power Sales
825 N.E. Multnomah, Suite 625
Portland, OR 97232

RE: TERMINATION of POWER PURCHASE FROM PACIFICORP UNDER THE INTERCONNECTION AGREEMENT OF MAY 19, 197 1.

Dear Mr. Waters:



          Pursuant to section 2.2 of the Interconnection Agreement between Sierra Pacific Power Company and PacifiCorp entered into on May 19, 1971 and amended on September 12, 1977, September 3, 1985, February 28, 1991, and May 1, 1992, Sierra Pacific Power Company hereby offers notice to terminate the purchase effective April 30, 2000. As agreed in a letter from PacifiCorp dated February 25, 1997, termination given on or before April 30, 1997 will constitute notice of termination as if it had been provided to PacifiCorp by April 30, 1996 pursuant to Subsection 2.2.

          Sierra Pacific Power Company would welcome any additional proposals from PacifiCorp with regard to this contract prior to the termination date and hopes to continue discussions held to date with regard to possible mutual savings possibilities.

          If you have any questions with regard to this termination request, please contact Jim Bengochea, Director, Power Management at (702) 689-4874

                         Sincerely,

                         Mr. Randy Harris
                         Vice President, Energy Marketing Business

cc:       PacifiCorp
          Vice-President, Power Systems & Development
          700 N.E. Multnomah, Suite 1600
          Portland, OR 97232-4116

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